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                                                                    Exhibit 10.5

                                  CNBC BANCORP
                             1999 STOCK OPTION PLAN


                                PART I - GENERAL

               1. PURPOSE. The purpose of this CNBC Bancorp 1999 Stock Option Plan (the "1999 Plan") is to advance the interests of CNBC Bancorp ("CNBC") and its subsidiaries (collectively, the "Bank") and to enhance the value of the shareholders' investment in the Bank by encouraging key management employees and directors (collectively referred to as "Key Personnel") to acquire or increase and retain a financial interest in the Bank and thereby encourage the Key Personnel to remain in the service of the Bank and to put forth maximum efforts for the success of the Bank. In addition, this 1999 Plan is intended to enable the Bank to compete effectively for the services of potential Key Personnel by furnishing an additional incentive to join the employment of the Bank. It is intended that such purposes will be effected by the granting of nonqualified stock options ("NSOs"), incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (collectively with NSOs, "Options"), and stock appreciation rights ("Stock Appreciation Rights").

               2. ADMINISTRATION OF THIS 1999 PLAN.

                  (a) IN GENERAL. This 1999 Plan shall be administered by the Board of Directors of CNBC (the "Board") or one or more committees appointed by the Board (the "Committee"). Whenever the term "Board" is used hereafter, it shall also mean the Committee where appropriate.

                  (b) AUTHORITY OF THE BOARD. The Board shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of this 1999 Plan, to administer this 1999 Plan and to exercise all the power and authority specifically granted to it under this 1999 Plan or necessary or advisable, in the sole and absolute discretion of the Board, for the administration of this 1999 Plan including, without limitation, the authority to: select from among Key Personnel those individuals to whom Options and Stock Appreciation Rights may be granted pursuant to this 1999 Plan; fix the terms and provisions and restrictions of any Option and Stock Appreciation Right granted under this 1999 Plan; grant Options and Stock Appreciation Rights, interpret and construe any provision of this 1999 Plan or of any Option and Stock Appreciation Right granted hereunder; adopt, amend and rescind such rules and regulations relating to this 1999 Plan as the Board shall determine in its discretion, subject to the express provisions of this 1999 Plan; and make all other determinations deemed by it necessary or advisable for the administration of this 1999 Plan. All decisions and designations made by the Board pursuant to the provisions of this 1999 Plan shall be final, binding and conclusive with respect to all interested parties.

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                  (c) INDEMNIFICATION. Persons ("members") who are or shall have been members of the Board shall be indemnified and held harmless by CNBC against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this 1999 Plan and against and from any and all amounts paid by them in settlement thereof, with CNBC's approval, or paid by them in satisfaction of judgment in any such action, suit, or proceeding against them; provided they shall give CNBC an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under CNBC's Articles of Association or Bylaws, as a matter of law, or otherwise, or any power that CNBC may have to indemnify them or hold them harmless. CNBC may refuse to indemnify a member if such member did not act in good faith in the execution of his or her duties.

               3. ELIGIBILITY.

                  (a) GENERAL. Key Personnel of the Bank shall be eligible to receive grants of Options and Stock Appreciation Rights pursuant to this 1999 Plan. Notwithstanding the foregoing, ISOs may only be granted to such Key Personnel who are employees of the Bank. Key Personnel may include full-time employees, part-time employees or directors; provided, however, that members of the Board may not participate in this 1999 Plan unless approved by the majority of disinterested members of the Board. More than one Option and/or Stock Appreciation Right may be granted to Key Personnel. The Board shall, in its sole discretion, from time to time, select from such Key Personnel to whom Options and Stock Appreciation Rights shall be granted and determine the number of Common Shares (as hereafter defined) to be included in such Options and Stock Appreciation Rights.

                  (b) FACTORS. In determining the Key Personnel to whom Options and Stock Appreciation Rights are to be granted under this 1999 Plan, the Board shall take into consideration the respective duties of the Key Personnel, their present and potential contributions to the success of the Bank and such other factors as the Board shall deem relevant in connection with accomplishing the purpose of this 1999 Plan.

                  (c) NO OTHER RIGHTS. Nothing contained in this 1999 Plan, nor any Option or Stock Appreciation Right granted pursuant to this 1999 Plan, shall confer upon any Key Personnel, employee or director any right to continue in the employment of the Bank nor limit in any way the right of the Bank to terminate the employment of any employee or director at any time.

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               4. SHARES SUBJECT TO THIS 1999 PLAN.

                  (a) The shares for which Options and Stock Appreciation Rights may be granted under this 1999 Plan shall consist of thirty-one thousand eight hundred twenty-nine (31,829) common shares, without par value (the "Common Shares"), of CNBC; subject to adjustment in Section 5.

                  (b) Common Shares subject to this 1999 Plan may be, at the discretion of the Board, either authorized and unissued Common Shares or Common Shares reacquired by CNBC and held as treasury shares.

                  (c) If any outstanding Option or Stock Appreciation Right under this 1999 Plan for any reason expires or is terminated without having been exercised in full, the Common Shares allocable to the unexercised portion thereof shall (unless this 1999 Plan shall have been terminated) become available for subsequent grants of Options and Stock Appreciation Rights under this 1999 Plan.

                  (d) Notwithstanding anything in this 1999 Plan to the contrary, the grant of Options and Stock Appreciation Rights shall be subject to the following limitations: (i) in any one calendar year, no more than twelve thousand (12,000) Common Shares may be granted under Options and Stock Appreciation Rights; and (ii) in any one calendar year no more than two thousand five hundred (2,500) Common Shares may be granted under Options and Stock Appreciation Rights to any one individual under this 1999 Plan.

               5. ADJUSTMENTS AND CHANGES IN THE COMMON SHARES.

                  (a) In the event that the Common Shares as presently constituted shall be changed into or exchanged for a different kind of shares or other securities of CNBC or another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares shall be increased through the payment of a stock divided or stock split, then unless such change results in the termination of all outstanding Options pursuant to the provisions of this 1999 Plan, there shall be substituted for or added to each share of CNBC theretofore appropriate or thereafter subject or which may become subject to an Option and Stock Appreciation Right under this 1999 Plan, the number and kind of shares or other securities into which each outstanding share of CNBC shall be so changed, or for which each such share shall be entitled, as the case may be. Outstanding Options and Stock Appreciation Rights shall also be appropriately amended as to price and number of shares and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of CNBC, or of any share or other securities into which such shares shall have been changed, or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option and Stock
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Appreciation Right theretofore granted or which may be granted under this 1999
Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment in Options and Stock Appreciation Rights pursuant to this Section 5 shall be rounded down to the nearest whole number of shares.

                  (b) Notice of any adjustment shall be given by CNBC to each holder of an Option and Stock Appreciation Right which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this 1999 Plan and any instrument or agreement issued thereunder.

               6. EFFECTIVE DATE AND TERMINATION OF PLAN. This 1999 Plan was approved by the affirmative vote of the Board on March 11, 1999. This 1999 Plan was approved by a majority of the shareholders of CNBC on April 20, 1999. This Plan shall terminate upon the earlier of (i) March 11, 2009; or (ii) the date on which all Common Shares available for issuance under this 1999 Plan have been issued pursuant to the exercise of options granted hereunder; or (iii) the determination of the Board that this 1999 Plan shall terminate. No Options or Stock Appreciation Rights may be granted under this 1999 Plan after such termination date, provided that the Options and Stock Appreciation Rights granted and outstanding on such termination date shall continue to have force and effect in accordance with the provisions of the Option Agreements and SAR Agreements (as hereafter defined) evidencing such.

               7. AMENDMENT OF THIS 1999 PLAN. The Board may, from time to time, alter, amend, modify, suspend or discharge or make such changes in and additions to this 1999 Plan as it may deem desirable, without further action on the part of the shareholders of CNBC; provided, however, that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto and further provided, however, that, except as provided in this 1999 Plan, no action of the Board, unless taken with the approval of shareholders of CNBC, may:

                  (a) increase the total number of Common Shares available for issuance pursuant to this 1999 Plan;

                  (b) reduce the minimum Option price;

                  (c) increase the period in which Options and Stock
                      Appreciation Rights granted under this 1999 Plan may be exercised;

                  (d) increase the number of Common Shares subject to this 1999
                      Plan which may be optioned to any one individual or in any one year;

                  (e) extend the termination date of this 1999 Plan; or

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                  (f) change the class of Key Personnel eligible to receive
                      options under this 1999 Plan.

Subject to and without limiting the generality of the foregoing, the Board may amend or modify this 1999 Plan and any outstanding Options and Stock Appreciation Rights under this 1999 Plan to the extent necessary to qualify any or all of such Options and Stock Appreciation Rights or future Options and Stock Appreciation Rights to be granted for such beneficial federal income tax treatment as may be afforded employee stock options under the Code or any amendments thereto or other statutes or regulations or rules (or any interpretations thereof by any applicable governmental agency or entity) which become effective after the effective date of this 1999 Plan (including without limitation any proposed or final Treasury regulations).

               8. NOTICES. Each notice relating to this 1999 Plan shall be in writing and delivered in person or by first class or certified mail to the proper addressee. Each notice shall be deemed to have been given on the date it is received. Each notice to the Board shall be addressed as follows:

                            CNBC Bancorp
                            100 E. Wilson Bridge Road, Suite 100
                            Worthington, Ohio 43085
                            Attention: Board of Directors

               Each notice to a holder of Options and/or Stock Appreciation Rights (or other person or persons then entitled to exercise an Option) shall be addressed to the holder (or such other person or persons), at the holder's address set forth in the Bank's current personnel records. Anyone to whom a notice may be given under this 1999 Plan may designate, in writing, a new address by notice to that effect.


                       PART II - STOCK APPRECIATION RIGHTS

               9. GENERAL. Each grant of Stock Appreciation Rights under this 1999 Plan shall be evidenced by an agreement between CNBC and the grantee which contains the terms, conditions and restrictions pertaining to his or her Stock Appreciation Rights (the "SAR Agreement"). The provisions of the various SAR Agreements entered into under this 1999 Plan need not be identical. Each SAR Agreement shall specify the number of Common Shares to which the Stock Appreciation Rights pertain and Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under this 1999 Plan. In the case of a NSO, such rights may be granted either at or after the time of the grant of such Option. In the case of an ISO, such rights may be granted only at the time of the grant of such Option. If a Stock Appreciation Right is granted in connection with an Option granted under this 1999 Plan, such Stock Appreciation Right may cover the

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same number of Common Shares covered by an Option or such lesser number of
Common Shares as the Board may determine.

               10. TERMINATION. Unless otherwise provided in the SAR Agreement, a Stock Appreciation Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

               11. OTHER TERMS AND CONDITIONS. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the provisions of this 1999 Plan, as the Board shall deem appropriate.

                   (a) EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the Stock Appreciation Rights is to become exercisable. The SAR Agreement shall also specify the term of the Stock Appreciation Rights. The SAR Agreement may provide for accelerated exercisability in the event of the grantee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the grantee's service with the Bank. Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate, if any, shall be exercisable in accordance with the provisions of the SAR Agreement and this 1999 Plan; provided, however, that a Stock Appreciation Right granted subsequent to the grant of the related Option shall not be exercisable during the first six months of its terms; and provided, further, however, that a Stock Appreciation Right granted in connection with an ISO may be exercised only if and when the market price of the Common Share subject to the ISO exceeds the exercise price of such ISO.

                   (b) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or Common Shares equal in value to the excess of the Market Value of one Common Share over the option price per share specified in the related Option, multiplied by the number of Common Shares in respect of which the Stock Appreciation Right shall have been exercised. The Board shall determine the form of payment.

                   (c) TRANSFERABILITY. Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under this 1999 Plan.

                   (d) CHANGE IN CONTROL OF CNBC. Any SAR Agreement may provide that Stock Appreciation Rights will be exercisable in the event of a Change in Control.

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                               PART III - OPTIONS

               12. GRANT OF OPTIONS.

                   (a) To the extent not inconsistent with the provisions of this 1999 Plan, the Board shall fix the terms and provisions and restrictions of Options, including the number of Common Shares to be subject to each Option, the dates on which Options may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof. Options granted hereunder shall be evidenced by a written option agreement (an "Option Agreement") between the Option holder and the Board. The Option Agreement shall contain such terms, conditions and limitations as provided by the Board, but shall also be subject to the provisions of this
Section 12 and other Sections of Part III of this 1999 Plan. Each Option Agreement shall specify whether the Option is an ISO or a NSO. The provisions of the various Option Agreements need not be identical.

                   (b) The Option purchase price to be paid by Option holders in this 1999 Plan for a Common Share shall be determined by the Board, but shall be in no event less than the greater of the fair market value or book value of the Common Shares on the date such Option is granted. The fair market value of the Common Shares on a particular date shall be determined by the Board.

                   (c) Any Option granted hereunder shall provide, as determined by the Board, for appropriate arrangements for the satisfaction by CNBC and the Option holder of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the Option or the later disposition of the Common Shares or other property thereby acquired and all such additional taxes or amounts as determined by the Board in its discretion, including, without limitations, the right of the Bank to receive transfers of Common Shares or other property from the Option holder or to deduct or withhold in the form of cash or shares from any transfer or payment to an Option holder, in such amount or amounts deemed required or appropriate by the Board in its sole and absolute discretion.

                   (d) The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Option holder or Option holders, the cancellation of any or all outstanding Options granted under this 1999 Plan and the grant in substitution thereof of new Options under this 1999 Plan (subject to the limitations hereof) covering the same or different numbers of Common Shares at an Option price per share in all events not less than the fair market value or book value of the Common Shares on the new grant date.

                   (f) The Board may include in an Option Agreement such other terms and conditions not inconsistent with the foregoing as the Board shall approve. Without limiting the generality of the foregoing sentence, the Board shall be

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authorized to determine that Options shall be exercisable in one or more installments during the term of the Option and the right to exercise may be cumulative as determined by the Board.

               13. NOTICE OF GRANT OF OPTION. Upon the granting of any Option to a participant, the Board shall promptly cause such participant to be notified of the fact of such grant. The date on which an Option shall be granted shall be the date of the Board's authorization of such grant or such later date as may be determined by the Board at the time such grant is authorized, subject to the satisfaction of any conditions the Board may place on the effectiveness of the grant.

               14. ACCELERATION OF EXERCISE OF OPTIONS.

                   (a) In the event of a Change in Control of CNBC, as hereinafter defined, or in the event of the death or permanent disability of an Option holder, the following provisions shall apply to Options previously granted under this 1999 Plan, notwithstanding any provision herein or in any agreement to the contrary:

                          (i) all Options which provide for exercise in one or more installments shall become immediately exercisable in full;

                         (ii) if any Option holder shall cease to be employed by the Bank within one (1) year following a Change in Control, the Option may in all events be exercised for a period of three (3) months after such termination of employment and within the Option period;

                        (iii) all Options under this 1999 Plan which have not previously vested shall become vested; and

                         (iv)     the exercise restrictions provided in
                                  Section 16 of this 1999 Plan shall not be applicable.

                   (b) For purposes of this 1999 Plan, the term "Change in Control" in ownership of CNBC shall mean and shall be deemed to have occurred if
(i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CNBC representing thirty percent (30%) or more of the combined voting power of CNBC's then outstanding securities, or (ii) there commences a tender offer for securities of CNBC which, if successful, would result in any person becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CNBC representing thirty percent (30%) or more of the combined voting power of CNBC's then outstanding securities, or (iii) there is a consolidation or combination of CNBC with, or merger of CNBC into or with, any

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other company and the inside stockholders are not beneficial owners (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of a company that directly or indirectly owns CNBC representing more than thirty percent (30%) of the combined voting power of such controlling company, or (iv) there is an acquisition of CNBC or of all or substantially all of the assets of CNBC by another person, company or entity.

                   (c) The grant of Options under this 1999 Plan shall in no way affect the right of CNBC to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               15. ADDITIONAL PROVISIONS. Any Option Agreements authorized under this 1999 Plan shall contain such other provisions as the Board shall deem advisable which are not inconsistent with the terms herein stated.

               16. EXERCISE OF OPTIONS.

                   (a) The exercise of Options shall be subject to restrictions that may be created by the Board in its discretion as to the number of such Options which may be exercised by an Option holder at a given time or in a given period of time. The Board shall establish a vesting period, schedule and criteria for the exercise of Options as it deems appropriate, such as vesting in installments upon the achievement by CNBC or Option holder of specified periods of continued employment, specific performance criteria or other goals.

                   (b) Each Option granted under this 1999 Plan shall be exercisable on such date or dates and during such period and for such number of Common Shares as shall be determined pursuant to the terms of the Agreement evidencing such Option. An Option may be exercised by notice given to the Board in such form as the Board shall require. No fraction of a Common Share may be purchased by an Option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the Option holder to purchase a fraction of a Common Share, the total Common Shares subject to exercise shall be adjusted down to the nearest whole number.

               17. EXERCISE AFTER TERMINATION OF EMPLOYMENT.

                   (a) Except as otherwise provided in this 1999 Plan, an Option holder's Options (i) are exercisable only by the Option holder, and (ii) are exercisable only while the Option holder is in the employment of the Bank except as provided in Section 14.

                   (b) Except as provided in Section 14 of this 1999 Plan, any Option holder's Option which is exercisable by its terms at the time the Option holder ceases

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to be in the employment of the Bank must be exercised on or before the earlier of (i) thirty (30) days after the date of termination of employment, or (ii) the fixed expiration date of such Option after which period such Option shall expire. However, Options cease to be exercisable on the date the Option holder ceases to be in the employment of the Bank if termination of employment is for nonperformance of duties or other cause.

                   (c) In the event of the death of the Option holder, each of that Option holder's unexercised options (whether or not then exercisable by their terms) shall become immediately exercisable by his or her estate for a period ending on the earlier of the fixed expiration date of such Option or twelve months after the date of death, after which period such Option shall expire. For purposes hereof, the estate of an Option holder shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the Option holder.

                   (d) In the event of the termination of employment by reason of the permanent disability (as defined below) of the Option holder, each of that Option holder's unexercised Options (whether or not then exercisable by their terms) shall become exercisable for a period ending on the earlier of (i) the fixed expiration date of such Option, or (ii) twelve (12) months from the date of termination after which period such Option shall expire. For purposes of
Section 15 or this Section 17(d), "permanent disability" shall be deemed to be the inability of the Option holder to perform the duties of his or her job with the Bank because of a physical or mental disability as evidenced by the opinion of a Bank-approved doctor of medicine licensed to practice medicine in the United States of America.

                   (e) In the event of the death or permanent disability of the Option holder, the estate or Option holder, respectively, may request cash payment equal to the difference between the fair market value of the Common Shares and the Option exercise price multiplied by the number of Options outstanding in exchange for surrendering its options to the Bank; however, the Board, in its sole discretion, may approve or deny the request.

               18. PAYMENT FOR COMMON SHARES. Common Shares which are subject to an Option shall be transferred only upon exercise of the Option in whole or in part and upon full payment of the purchase price for the Common Shares as to which the Option is exercised. The Option price shall be payable upon exercise of the Option in United States dollars in cash, check, bank draft or money order.

               19. TERMINATION OF OPTION. Each Option shall terminate in any event no later than ten (10) years from the date of the grant.

               20. ASSIGNABILITY. An Option granted under this 1999 Plan may not be transferred except by will or the laws of descent and distribution and, during the

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lifetime of the Option holder to whom granted, may be exercised only by him or her, his or her guardian or legal representative.


                             PART IV - MISCELLANEOUS

               21. LAWS AND REGULATIONS.

                   (a) This 1999 Plan and all Options and Stock Appreciation Rights granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereof, and notwithstanding any provisions of this 1999 Plan or the Options and Stock Appreciation Rights granted, the holder of an Option and/or Stock Appreciation Rights shall not be entitled to exercise such Option and/or Stock Appreciation Right, nor shall CNBC be obligated to issue any Common Shares or pay any cash under this 1999 Plan to the holder, if such exercise, issuance or payment shall constitute a violation by the Option holder or the Bank of any provisions of any such law or regulation.

                   (b) CNBC, in its discretion, may postpone the issuance and delivery of Common Shares upon any exercise of an Option and/or Stock Appreciation Right until completion of any stock exchange listing or registration or other qualification of such Common Shares under any state or federal law, rule or regulation as CNBC may consider appropriate; and may require any person exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the Common Shares in compliance with applicable law. Under such circumstances, CNBC shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

                   (c) Common Shares issued and delivered upon exercise of an Option and/or Stock Appreciation Right shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as CNBC, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

               22. SHAREHOLDER RIGHTS. An Option and/or Stock Appreciation Right holder shall have none of the rights of a shareholder of CNBC with respect to any Common Shares subject to any Option or Stock Appreciation Right granted hereunder until such individual shall have exercised the Option or Stock Appreciation Right and been issued Common Shares therefor.

               23. SEVERABILITY. If any provision of this 1999 Plan shall cause this 1999 Plan to violate any provision of any applicable law, rule or governmental regulation or to be considered null and void, such provision shall be severed from this 1999 Plan and shall be null and void or shall be deemed null and void ab initio, as shall be

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appropriate or necessary and this 1999 Plan shall continue in full force and effect as such provisions were not part of this 1999 Plan.

               24. USE OF PROCEEDS. The proceeds received by CNBC from the sale of Common Shares pursuant to the Options granted under this 1999 Plan shall be used for general corporate purposes.

               25. EXPENSES. The expenses of this 1999 Plan shall be borne by CNBC.

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